UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FUNDRISE REAL ESTATE INTERVAL FUND, LLC

(Name of Registrant(s) as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following contains the various correspondence related to the Voting Instruction Program (the “Program”) for Fundrise Real Estate Interval Fund, LLC (the “Flagship Fund”), which allows shareholders of the Flagship Fund to opt in and set a standing voting instruction to vote their shares in accordance with the recommendations of the Flagship Fund's Board of Directors. Subsequent pages capture the details of the enrollment websites as well as information on the Program to be set forth on the Flagship Fund's website.

Standing voting instructions

FUNDRISE
Standing voting instructions
As a Flagship Real Estate Fund shareholder, you have the option to set up standing vote instructions on matters brought to the fund that are unanimously supported by the independent directors. Your standing voting instructions indicate how to cast your vote on each proposal. You can change this at any time, and it will apply to all future votes for this fund. See full terms
Vote with the Independent Directors
Your shares will be voted on every proposal according to Board recommendations, excluding measures on contested director elections or certain material changes to the fund's investment advisory agreement.
Vote with the Independent Directors (with additional exceptions)
Your shares will be voted the same way as the first option, except your standing instructions will not apply to certain mergers or any increase in 12b-1 fees.
Continue

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Standing voting instructions 3

Terms of Standing Voting Instruction

Vote with the Independent Directors
By choosing to vote with the independent directors, you would be setting standing voting instructions for all matters except the "Exclusions", which are (i) contested director elections; and (ii) changes to the Fund's investment advisory agreement with its primary investment adviser that require a shareholder vote (this includes, e.g., material changes to the advisory agreement with Fundrise, approval of an advisory agreement with a new primary investment adviser, and approval of an increase in advisory fees).

Vote with the Independent Directors (With Additional Exceptions)
By choosing to vote with the independent directors (with additional exceptions), you would be setting standing voting instructions for all matters except (i) the Exclusions; (ii) Fund mergers that, under any of the Investment Company Act and its rules, applicable state law, the Fund's organizational documents, or applicable exchange listing standards, require approval of the Fund's shareholders; and (iii) adoption of, or changes to, a fund's plan adopted pursuant to Rule 12b-1 under the Investment Company Act that result in an increase in 12b-1 fees for a fund (Items (2)(ii) and (iii), together, the "Opt-Out Items").

No Standing Instructions
If you choose not to set standing voting instructions, then you will need to manually vote your shares for any vote that is presented by the fund to its shareholders.

By selecting one of the options to provide a standing voting instruction, you are agreeing that, effective as of the date hereof, upon each filing by Flagship Fund of a definitive proxy statement (proxy statement) with the U.S. Securities and Exchange Commission (SEC) in connection with a shareholders' meeting and/or a shareholder vote, any eligible shares held in the designated account owned by you either by record or beneficially on your behalf will hereafter be voted on your behalf in accordance with the recommendations made by the Flagship Fund Board of Directors as set forth in the proxy statement for such meeting or vote, pursuant to your selected voting instruction.

Your standing voting instruction will remain effective and in place for every shareholder vote until you change or cancel/opt out of the instruction.

You may override your instruction for any specific meeting or any specific proposal by voting pursuant to the proxy card or voting instruction form that you will receive from Flagship Fund in connection with any shareholders' meeting or shareholder vote.

You may change or cancel/opt out of your standing voting instruction by returning to this portal. Your change or cancellation/opt-out will become effective beginning for any shareholders' meeting and/or shareholder vote set forth in the next Flagship Fund proxy statement filed with the SEC after the date of your change or cancellation/opt-out. If you submit your change or

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Terms of Standing Voting Instruction 4

cancellation/opt-out after the filing of a proxy statement but before the date of the applicable vote or shareholders' meeting, that change or cancellation/opt-out will not apply to that particular vote or meeting but will apply to subsequent votes and meetings. However, you may still override your standing voting instruction for that meeting or matter by voting directly pursuant to the proxy card or voting instruction form that you will receive from Flagship Fund.

You will receive an annual reminder of your standing voting instruction that will include instructions for how to change or cancel/opt out of your instruction. If you selected the "Vote with the Independent Directors on all matters" instruction, you will also receive an additional reminder of your instruction prior to any meeting involving (1) fund mergers that require approval of the fund's shareholders, and (2) adoption of, or changes to, the fund's 12b-1 program.

Your standing voting instruction will not expire after any fixed period of time. It will apply to every shareholder meeting of the Flagship Fund held while it remains in effect. Your standing voting instruction will remain in effect until the earliest of: (a) the date you revoke it by opting out of the program; (b) the date you no longer hold shares of the fund; or (c) the date the program ends, including because the Board does not re-approve the program.

Providing a standing voting instruction will not change any of your voting rights as a shareholder. You will continue to receive copies of all proxy statements filed by Flagship Fund and you will continue to receive a proxy card or voting instruction form from Flagship Fund in connection with any shareholder vote or shareholders' meeting.

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Now Available Email

FUNDRISE

Hi Liza,

As a Flagship Fund shareholder, you can now set standing vote instructions: a single choice that tells us how to vote your shares on future proposals the Flagship Fund's independent directors unanimously support. If you'd rather not respond to each proxy request one at a time, this gives you a way to set your preference once and revisit it whenever you like.

There are two options:

1. **Vote with the Independent Directors.**
   Your shares are voted on every covered proposal according to the Board's recommendation.
2. **Vote with the Independent Directors (with additional exceptions).**
   The same, except your standing instructions won't apply to certain mergers or any increase in 12b-1 fees.

Both options *exclude* contested director elections and certain material changes to the Fund's investment advisory agreement. Setting instructions is optional, it applies to all future votes for this Fund, and you can change it at any time.

Set your standing vote instructions

Feel free to reply to this email if you have any questions.

The Fundrise Team

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Fundrise, LLC ("Fundrise") operates a website at fundrise.com and certain mobile apps (the "Platform"). By using the Platform, you accept our Terms of Service and Privacy Policy. All images and return and projection figures shown are for illustrative purposes only, may assume additional client capital contributions over time, and are not actual Fundrise customer or model returns or projections. Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance. All securities involve risk and may result in partial or total loss. While the data we use from third parties is believed to be reliable, we cannot ensure the accuracy or completeness of data provided by investors or other third parties. Neither Fundrise nor any of its affiliates provide tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should confer with their personal tax advisors regarding the tax consequences based on their particular circumstances. Neither Fundrise nor any of its affiliates assume responsibility for the tax consequences for any investor of any investment. Full Disclosure

The publicly filed offering circulars of the issuers sponsored by Rise Companies Corp., not all of which may be currently qualified by the Securities and Exchange Commission, may be found at fundrise.com/oc.

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Now Available Email 6

Push Notification on Fundrise Platform

10:38
Tuesday, November 3
Standing vote instructions
now
You can now set how your Flagship Fund shares are voted on future proposals.
Continue

7

Push Notification on Fundrise Platform 7

10:39
Tuesday, November 3
A new option for Flagship Fund
now
Set your standing vote instructions for Flagship Fund once and update it whenever you like.
Continue

8

10:40
Tuesday, November 3
[Action available] Set voting ins...
now
Standing vote instructions let you choose how your Flagship Fund shares are voted on most proposals. Change it anytime.
Continue

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Plain text email

[PROOF] A new voting option for Flagship Fund shareholders Inbox ×

Fundrise
to me

10:21 AM (0 minutes ago)

Hi Liza,

I'm [Name], on the Investor Relations team at Fundrise. I wanted to point you to something we've added for Flagship Fund shareholders, in case it's useful.

Occasionally the Fund asks shareholders to vote on proposals, and each request takes some attention to answer. You can now set standing vote instructions instead: make one choice now that tells us how to vote on future proposals the independent directors unanimously support. You can have your shares voted with the independent directors' recommendations, or the same with a few added exceptions (certain mergers and any 12b-1 fee increase). And don't worry, you can change the setting at any time.

I can't tell you which option is right for you, because that depends on how closely you want to follow these votes. You can set your instructions here, or you can reply to this email if you have any additional questions. Also happy to hop on a call if that's easier.

[Name]
[Title], Investor Relations
Fundrise

Fundrise, LLC ("Fundrise") operates a website at fundrise.com and certain mobile apps (the "Platform"). By using the Platform, you accept our Terms of Service and Privacy Policy. All images and return and projection figures shown are for illustrative purposes only, may assume additional client capital contributions over time, and are not actual Fundrise customer or model returns or projections. Past performance is no guarantee of future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance. All securities involve risk and may result in partial or total loss. While the data we use from third parties is believed to be reliable, we cannot ensure the accuracy or completeness of data provided by investors or other third parties. Neither Fundrise nor any of its affiliates provide tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should confer with their personal tax advisors regarding the tax consequences based on their particular circumstances. Neither Fundrise nor any of its affiliates assume responsibility for the tax consequences for any investor of any investment. Full Disclosure.

The publicly filed offering circulars of the issuers sponsored by Rise Companies Corp., not all of which may be currently qualified by the Securities and Exchange Commission, may be found at fundrise.com/oc.

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Plain text email 10

Full Screen Takeover

Set your standing voting instructions
As a shareholder, you can set up standing vote instructions on matters brought to the Flagship Fund that are unanimously supported by the independent directors. Your standing voting instructions indicate how to cast your vote on future proposals, and you can change this at any time.
Continue

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Full Screen Takeover 11

Dashboard Module

Set your standing voting instructions

As a shareholder, you can set up standing vote instructions on matters brought to the Flagship Fund that are unanimously supported by the independent directors. Your standing voting instructions indicate how to cast your vote on future proposals, and you can change this at any time.

Set instructions

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Dashboard Module 12

IMPORTANT INFORMATION ABOUT THE FLAGSHIP FUND’S VOTING INSTRUCTION PROGRAM

In connection with any shareholder vote, including any annual or special shareholder meetings, the Flagship Fund intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and proxy card (together, “Proxy Materials”) with respect to their solicitation of proxies for that meeting. The Proxy Materials will contain important information about the matters to be voted on at that specific meeting as well as the participants in any such solicitation.

SHAREHOLDERS OF THE FLAGSHIP FUND ARE URGED TO READ THESE PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FLAGSHIP FUND AND THE MATTERS TO BE VOTED ON AT THAT SPECIFIC MEETING.

Shareholders will be able to obtain free copies of all Proxy Materials and other documents filed with the SEC by the Flagship Fund through the website maintained by the SEC at www.sec.gov. Copies of these documents will also be available for free at the Flagship Fund's website (www.fundriseintervalfund.com), as well as the Fundrise Platform at www.fundrise.com or by contacting Investor Relations at investments@fundrise.com.

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